UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ⌧

Filed by a Party other than the Registrant ◻

Check the appropriate box:
◻	Preliminary Proxy Statement
◻	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
◻	Definitive Proxy Statement
⌧	Definitive Additional Materials
◻	Soliciting Material under §240.14a-12

C&F FINANCIAL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
⌧	No fee required.
◻	Fee paid previously with preliminary materials.
◻	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SUPPLEMENT TO THE

PROXY STATEMENT DATED MARCH 11, 2022

FOR THE 2022 ANNUAL MEETING OF SHAREHOLDERS

To be held on April 19, 2022

This Supplement to the Proxy Statement (Supplement) is filed by C&F Financial Corporation (the Corporation) to supplement proxy disclosures made by the Corporation in its definitive proxy statement filed with the Securities and Exchange Commission on March 11, 2022, as revised on March 11, 2022 (the Proxy Statement) in Proposal Two to approve the C&F Financial Corporation 2022 Stock and Incentive Compensation Plan (the 2022 Plan).

On page 19 of the Proxy Statement, in describing shares available to be awarded under prior equity compensation plans, and on page 21 of the Proxy Statement under “Key Data – Overhang and Potential Dilution,” the Corporation discloses that if the 2022 Plan is approved by shareholders, no new awards will be granted under the C&F Financial Corporation 2013 Stock and Incentive Compensation Plan (the 2013 Plan) or any prior equity compensation plan of the Corporation after the Annual Meeting of Shareholders on April 19, 2022 (the Annual Meeting). The Corporation also discloses on page 21 of the Proxy Statement that there were 172,674 shares available to be issued under the 2013 Plan as of February 28, 2022.

As of the date of this Supplement, the Corporation has not granted any awards under the 2013 Plan or any prior equity compensation plan of the Corporation subsequent to February 28, 2022, and the Corporation has committed that it will not grant any new awards under the 2013 Plan or any prior equity compensation plan of the Corporation on or after the date of this Supplement unless the 2022 Plan is not approved by shareholders at the Annual Meeting.

The date of this Supplement is March 31, 2022.